EXHIBIT 23(ii)

   Consent of Independent Accountants



   We consent to the incorporation by reference in the registration statements of Badger Paper Mills, Inc. and Subsidiary on Form S-8 (File Nos. 333-01671 and 333-01673) of our reports dated February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Badger Paper Mills, Inc. and Subsidiary as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.




                                 /s/  COOPERS & LYBRAND L.L.P.

   Milwaukee, Wisconsin
   March 26, 1998